Exhibit 99.2

2Q17 Financial Results Conference Call & Webcast August 7, 2017

Safe Harbor This presentation contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 relating to preclinical and clinical development of our product candidates, the timing and reporting of results from preclinical studies and clinical trials, the prospects and timing of the potential regulatory approval of our product candidates, commercialization plans, financing plans, and the projected cash position for the Company. The inclusion of forward-looking statements should not be regarded as a representation by us that any of our plans will be achieved. Any or all of the forward-looking statements in this presentation may turn out to be wrong and can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. For example, with respect to statements regarding the goals, progress, timing, and outcomes of discussions with regulatory authorities, and in particular the potential goals, progress, timing, and results of preclinical studies and clinical trials, actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in our business, including, without limitation: the potential that results of clinical or preclinical studies indicate that the product candidates are unsafe or ineffective; the potential that it may be difficult to enroll patients in our clinical trials; the potential that regulatory authorities, including the FDA, EMA, and PMDA, may not grant or may delay approval for our product candidates; the potential that we may not be successful in commercializing Galafold in Europe or our other product candidates if and when approved; the potential that preclinical and clinical studies could be delayed because we identify serious side effects or other safety issues; and the potential that we will need additional funding to complete all of our studies. Further, the results of earlier preclinical studies and/or clinical trials may not be predictive of future results for any of our product candidates. With respect to statements regarding projections of the Company's cash position, actual results may differ based on market factors and the Company's ability to execute its operational and budget plans. In addition, all forward-looking statements are subject to other risks detailed in our previous filings with the SEC and in our Annual Report on Form 10-K for the year ended December 31, 2016 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2017. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and we undertake no obligation to revise or update this presentation to reflect events or circumstances after the date hereof. Introduction

2017 Key Strategic Priorities Introduction We Remain Sharply Focused on FIVE Key Strategic Priorities as We Continue to Build a Top Global Biotechnology Company Focused on Rare Devastating Diseases Advance International Galafold Launch Submit Japanese and U.S. New Drug Applications for Migalastat Establish Definitive Proof of Concept for ATB200/AT2221 with Clear Path to Registration for Pompe Disease Successfully Complete Phase 3 EB Study Maintain Financial Strength

Pompe Phase 1/2 data cascade Pompe end of Phase 2 meeting Runway into 2H18 Meaningful revenue contribution from Galafold EB Phase 3 data Galafold international launch continues Japan NDA submission Fabry GI study initiation 2017 Key Anticipated Milestones in 2017 Introduction Phase 1/2 data cascade in 2Q and 3Q Meetings with U.S. and EU regulators Significant revenue contribution Cash runway into 2H19 Phase 3 top-line data 3Q17 Japan NDA submission in 2Q17 U.S. NDA submission in 4Q17 300 patients on reimbursed Galafold by YE17* Pompe Disease (ATB200/AT2221) Strong Balance Sheet Epidermolysis Bullosa (EB) (SD-101) Fabry Disease (Galafold) *Commercial and Expanded Access Programs (EAPs)

Galafold™ (Migalastat) Precision Medicine for Fabry Disease Continue Successful Launch Execution and Geographic Expansion

Galafold: Precision Medicine for Fabry Disease 6

Successful International Launch Underway (as of 7/31/17)

Driven by Top EU5 Countries, Galafold is Quickly Reaching ERT-Switch & Naïve Patients, Reimbursement Now Available in 12 Countries*

- **179** Patients (Switch & Naïve) on reimbursed Galafold (7/31/17)
- **12** Countries with available reimbursement*
- **13** Countries with pricing discussions ongoing
- **27** Countries with Amicus footprint


300

Target Number of Patients on Reimbursed Galafold by YE17

*Commercial and Expanded Access Programs (EAPs)

Amicus Therapeutics

Global Regulatory Strategy to Reach More Patients Galafold: Precision Medicine for Fabry Disease EU Approval and Launch (May 30, 2016) 2 Expanded Access Programs (EAP) with More Initiated EU Approval and Planned U.S. NDA Submission Provide Pathway to Reach Global Fabry Market 7 Additional Regulatory Submissions Complete, Process Initiated in Other Key Geographies U.S. NDA Submission Targeted 4Q17 Japanese NDA Submitted 2Q17 2 Additional Approvals (Switzerland, Israel) * Two EAPs converted to commercial reimbursement

Financial Summary

2Q17 Select Financial Results Financial Summary ($000s) except per share data June 30, 2017 June 30, 2016 Product revenue $7,158 - R&D Expense $31,985 $18,281 SG&A Expense $19,311 $19,300 Net Loss $(48,136) $(51,050) Net Loss Per Share $(0.34) $(0.40) 2Q17 Revenue of $7.2M from Sales of Galafold

Financial Summary & Guidance Financial Summary Financial Position June 30, 2017 Cash $227M Debt $250M FY17 Net Operating Cash Spend Guidance $175-$200M FY17 Net Cash Spend Guidance* $200-$225M Cash Runway 2H19 Capitalization July 25, 2017 Shares Outstanding 164,566,069 Cash Position Provides Runway Under Current Operating Plan into mid-2017 Strong Balance Sheet with $227M Cash at 6/30/17 and Cash Runway Into 2H19 *Includes third party milestone payments and capital expenditures

Closing Remarks

Pompe Phase 1/2 data cascade Pompe end of Phase 2 meeting Runway into 2H18 Meaningful revenue contribution from Galafold EB Phase 3 data Galafold international launch continues Japan NDA submission Fabry GI study initiation 2017 Key Anticipated Milestones in 2017 Conclusion Phase 1/2 data cascade in 2Q and 3Q Meetings with U.S. and EU regulators Significant revenue contribution Cash runway into 2H19 Phase 3 top-line data 3Q17 Japan NDA submission in 2Q17 U.S. NDA submission in 4Q17 300 patients on reimbursed Galafold by YE17* Pompe Disease (ATB200/AT2221) Strong Balance Sheet Epidermolysis Bullosa (EB) (SD-101) Fabry Disease (Galafold) *Commercial and Expanded Access Programs (EAPs)

Conclusion 13

Our Vision – Maximizing Impact on Patients to Drive Shareholder Value

The Ultimate Measure of Our Success Will be the Number of Patients with Devastating Rare Diseases Treated with an Amicus Medicine


= 20 patients
~37 Patients
~90 Patients
~250 Patients*
~800 Patients*
~5,000 Patients*
2010
2014
YE2016
2018
2023

*Clinical & Commercial

Amicus Therapeutics

Thank You